Bacterin Announces the Appointment of New Board Member

BELGRADE, Mont.--(BUSINESS WIRE) — August 13, 2014 — Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft material and coatings for medical applications, is pleased to announce the addition of David Goodman, MD, MSE to the board of directors. Dr. Goodman brings extensive experience in executive management through previous roles as CEO of SEDLine and EVP of Business Development for Masimo (Nasdaq: MASI). The Board unanimously elected Dr. Goodman to fill the vacancy created by Mitchell Godfrey’s recent resignation. Bacterin would like to thank Mr. Godfrey for his years of service and dedication to the Company.

“David is joining the board with a distinguished career in improving health through the development and integration of innovative technologies into clinical practice,” said Dan Goldberger, Bacterin President and CEO.  “His experience with companies in all stages of development will add an extremely well rounded perspective to the board.”

Dr. Goodman currently serves as Co-Founder and CMO of FirstVitals Health & Wellness, a technology-enabled service company focused on preventing complications such as foot ulcers and lower extremity amputations in people with diabetes.  He also serves on the board of NEUROMetrix (Nasdaq: NURO) and was previously on the board of Sound Surgical prior to its acquisition by Solta Medical (Nasdaq: SLTM).  Through his career, Dr. Goodman has founded three healthcare companies and holds 18 issued and 4 pending US patents.

Dr. Goodman holds a B.A.S. in applied science and bioengineering, an M.S.E. in bioengineering from the University of Pennsylvania, and an M.D. cum laude from Harvard Medical School and the Harvard-M.I.T. Division of Health Sciences and Technology.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow and achieve profitability; the Company’s ability to remain listed on the NYSE MKT; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contact:

COCKRELL GROUP

Rich Cockrell

877-889-1972

investorrelations@thecockrellgroup.com

cockrellgroup.com